EXHIBIT 99.1

Wilhelmina International, Inc. Announces Fourth Quarter and Full Year 2022 Results

Annual Financial Highlights

  Annual revenues of $17.8 million for 2022 improved by 10.4% from the prior year.
  Annual operating income of $2.4 million for 2022 was the highest since 2014.
  Annual net cash flows provided by operating activities were $2.5 million in 2022.
  Annual pre-tax income of $2.6 million, net income of $3.5 million and Pre-Corporate EBITDA of $3.9 million for 2022.
  $12.0 million cash and cash equivalents at December 31, 2022 was the highest balance at the end of any quarterly or annual period in Company history
  Annual gross billings of $70.0 million for 2022 improved 17.9% from the prior year.

(in thousands)	Q4 22	Q4 21	YOY Change	Year Ended 2022	Year Ended 2021	YOY Change
Total Revenues	$4,091	$4,294	(4.7%)	$17,780	$16,102	10.4%
Operating (Loss) Income	(166)	149	(211.4%)	2,419	2,158	12.1%
(Loss) Income Before Provision for Taxes	(214)	151	(241.7%)	2,575	5,341	(51.8%)
Net (Loss) Income	(18)	23	(178.3%)	3,529	4,518	(21.9%)
Gross Billings**	16,471	15,218	8.2%	66,984	56,813	17.9%
EBITDA**	(168)	268	(162.7%)	2,776	6,247	(55.6%)
Adjusted EBITDA**	(96)	894	(110.7%)	2,802	3,649	(23.2%)
Pre-Corporate EBITDA**	274	1,148	(76.1%)	3,895	4,546	(14.3%)
**Non-GAAP measures referenced are detailed in the disclosures at the end of this release.

DALLAS, March 22, 2023 (GLOBE NEWSWIRE) -- Wilhelmina International, Inc. (Nasdaq: WHLM) ("Wilhelmina" or the "Company") today reported revenues of $4.1 million and net loss of $18 thousand for the three months ended December 31, 2022, compared to revenues of $4.3 million and net income of $23 thousand for the three months ended December 31, 2021. For the fiscal year ended December 31, 2022, Wilhelmina reported revenues of $17.8 million and net income of $3.5 million compared to revenue of $16.1 million and net income of $4.5 million for the fiscal year ended December 31, 2021.

Decreased revenues during the fourth quarter of 2022 were primarily due to lower core modeling bookings in the United States and London. Increased revenues during the full year ended December 31, 2022 were primarily due to increased bookings as the cities where Wilhelmina operates reopened and business activity increased as COVID-19 restrictions were moderated or rescinded.   In 2022, net income was significantly impacted by the release of a $1.5 million valuation allowance on the Company’s deferred tax assets. In 2021, net income was significantly impacted by gain on forgiveness of PPP loans and employee retention payroll tax credits.

Financial Results

Net loss for the three months ended December 31, 2022 was $18 thousand, or $0.00 per fully diluted share, compared to net income of $23 thousand, or $0.00 per fully diluted share, for the three months ended December 31, 2021. Net income for the fiscal year ended December 31, 2022 was $3.5 million, or $0.68 per fully diluted share, compared to net income of $4.5 million, or $0.88 per fully diluted share, for the fiscal year ended December 31, 2021.

EBITDA was $0.2 million loss and $2.8 million income for the three months and fiscal year ended December 31, 2022, compared to $0.3 million and $6.2 million for the three months and fiscal year ended December 31, 2021. Adjusted EBITDA was $0.1 million loss and $2.8 million income for the three months and fiscal year ended December 31, 2022, compared to $0.9 million and $3.6 million for the three months and fiscal year ended December 31, 2021. Pre-Corporate EBITDA was $0.3 million and $3.9 million for the three months and fiscal year ended December 31, 2022, compared to $1.1 million and $4.5 million for the three months and fiscal year ended December 31, 2021.

The following table reconciles the non-GAAP financial measure Gross Billings to GAAP total revenues, for the fourth quarter and year ended December 31, 2022 and 2021.

(in thousands)	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Total revenues	$4,091	$4,294	$17,780	$16,102
Model costs (1)	12,380	10,924	49,204	40,711
Gross billings*	$16,471	$15,218	$66,984	$56,813
* Non-GAAP measures referenced are detailed in the disclosures at the end of this release.
(1) Model costs include amounts owed to talent, including taxes required to be withheld and remitted directly to taxing authorities, commissions owed to other agencies, and related costs such as those paid for photography.

The following table reconciles non-GAAP EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA to GAAP net income for the fourth quarter and year ended December 31, 2022 and 2021.

(in thousands)	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Net (loss) income	$(18)	$23	$3,529	$4,518
Interest expense	1	2	8	51
Income tax (benefit) expense	(196)	128	(954)	823
Amortization and depreciation	45	115	193	855
EBITDA*	$(168)	$268	$2,776	$6,247
Foreign exchange loss (gain)	47	(4)	(164)	80
Non-recurring items (2)	-	575	-	(2,739)
Share-based payment expense	25	55	190	61
Adjusted EBITDA*	$(96)	$894	$2,802	$3,649
Corporate overhead	370	254	1,093	897
Pre-Corporate EBITDA*	$274	$1,148	$3,895	$4,546
* Non-GAAP measures referenced are detailed in the disclosures at the end of this release.
(2) Non-recurring items include cybersecurity incident expenses for the three months ended December 31, 2021 and gain on forgiveness of loans, employee retention payroll tax credit, and cybersecurity incident expenses during the year ended December 31, 2021.

Changes in net income, EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA for the three months and fiscal year ended December 31, 2022, when compared to the three months and fiscal year ended December 31, 2021, were primarily the result of the following:

  Revenues for the three months ended December 31, 2022 decreased 4.7% primarily due to lower core modeling bookings in the United States and London. Revenues for the fiscal year ended December 31, 2022 increased by 10.4% primarily due to increased bookings as the cities where Wilhelmina operates reopened and business activity increased as COVID-19 vaccination rates rose;

  Salaries and service costs for the three months and fiscal year ended December 31, 2022 increased by 13.3% and 26.2% primarily due to personnel hires and payroll changes to better align Wilhelmina staffing with the needs of each office and geographical region;

  Office and general expenses for the three months and fiscal year ended December 31, 2022 increased by 42.8% and 6.6%, primarily due to increased legal expense, rent expense, and other office expenses;

  Amortization and depreciation expense for the three months and fiscal year ended December 31, 2022 decreased by 60.9% and 77.4%, primarily due to reduced depreciation of assets that became fully amortized in 2021;

  Non-recurring items included $2.0 million of gain on forgiveness of PPP loans and $1.3 million of employee retention payroll tax credit in the fiscal year ended December 31, 2021, as well as $0.6 million of cybersecurity incident expenses in the three months and fiscal year ended December 31, 2021;   and

  Corporate overhead increased by 45.7% and 21.9% for the three months and fiscal year ended December 31, 2022, primarily due to increased securities compliance costs and temporary reduction in fees paid to corporate employees and the Company’s directors in the prior year that returned to full fee in July 2021.

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$11,998	$10,251
Accounts receivable, net of allowance for doubtful accounts of $1,664 and $1,580, respectively	9,467	8,858
Prepaid expenses and other current assets	181	91
Total current assets	21,646	19,200

Property and equipment, net of accumulated depreciation of $1,216 and $4,094, respectively	307	168
Right of use assets-operating	3,565	1,745
Right of use assets-finance	138	199
Trademarks and trade names with indefinite lives	8,467	8,467
Goodwill	7,547	7,547
Other assets	322	98

TOTAL ASSETS	$41,992	$37,424

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$4,306	$3,761
Due to models	8,378	8,090
Contract liabilities	270	481
Lease liabilities – operating, current	385	463
Lease liabilities – finance, current	62	64
Total current liabilities	13,401	12,859

Long term liabilities:
Deferred income tax, net	985	2,048
Lease liabilities – operating, non-current	3,310	1,361
Lease liabilities – finance, non-current	85	143
Total long-term liabilities	4,380	3,552

Total liabilities	17,781	16,411

Shareholders’ equity:
Common stock, $0.01 par value, 9,000,000 shares authorized; 6,472,038 shares issued at December 31, 2022 and December 31, 2021	65	65
Treasury stock, 1,314,694 shares at December 31, 2022 and December 31, 2021, at cost	(6,371)	(6,371)
Additional paid-in capital	88,770	88,580
Accumulated deficit	(57,709)	(61,238)
Accumulated other comprehensive loss	(544)	(23)
Total shareholders’ equity	24,211	21,013

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$41,992	$37,424

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND COMPREHENSIVE INCOME
For the Years Ended December 31, 2022 and 2021
 (In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Revenues:
Service revenues	$4,084	$4,287	$17,750	$16,069
License fees and other income	7	7	30	33
Total revenues	4,091	4,294	17,780	16,102

Operating expenses:
Salaries and service costs	2,805	2,475	10,907	8,644
Office and general expenses	1,037	726	3,168	2,973
Amortization and depreciation	45	115	193	855
Cybersecurity incident expenses	-	575	-	575
Corporate overhead	370	254	1,093	897
Total operating expenses	4,257	4,145	15,361	13,944
Operating income	(166)	149	2,419	2,158

Other expense (income):
Foreign exchange loss (gain)	47	(4)	(164)	80
Gain on forgiveness of loan	-	-	-	(1,994)
Employee retention payroll tax credit	-	-	-	(1,320)
Interest expense	1	2	8	51
Total other expense (income), net	48	(2)	(156)	(3,183)

(Loss) income before provision for income taxes	(214)	151	2,575	5,341

Benefit (provision) for income taxes:
Current	196	(66)	(109)	(224)
Deferred	-	(62)	1,063	(599)
Benefit (provision) for income taxes, net	196	(128)	954	(823)

Net (loss) income	$(18)	$23	$3,529	$4,518

Other comprehensive income (loss):
Foreign currency translation adjustment	343	16	(521)	(104)
Total comprehensive income	325	39	3,008	4,414

Basic net income per common share	$0.00	$0.00	$0.68	$0.88
Diluted net income per common share	$0.00	$0.00	$0.68	$0.88

Weighted average common shares outstanding-basic	5,157	5,157	5,157	5,157
Weighted average common shares outstanding-diluted	5,157	5,157	5,157	5,157

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES`
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
For the Years Ended December 31, 2022 and 2021
(In thousands)

	Common Shares	Stock Amount	Treasury Shares	Stock Amount	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total
Balances at December 31, 2020	6,472	$65	(1,315)	$(6,371)	$88,487	$(65,756)	$81	$16,506
Share-based payment expense	-	-	-	-	61	-	-	61
Net income to common shareholders	-	-	-	-	-	4,518	-	4,518
Short swing profit disgorgement	-	-	-	-	32	-	-	32
Foreign currency translation	-	-	-	-	-	-	(104)	(104)
Balances at December 31, 2021	6,472	$65	(1,315)	$(6,371)	$88,580	$(61,238)	$(23)	$21,013
Share-based payment expense	-	-	-	-	190	-	-	190
Net income to common shareholders	-	-	-	-	-	3,529	-	3,529
Foreign currency translation	-	-	-	-	-	-	(521)	(521)
Balances at December 31, 2022	6,472	$65	(1,315)	$(6,371)	$88,770	$(57,709)	$(544)	$24,211

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOW
For the Years Ended December 31, 2022 and 2021
 (In thousands)

	Year Ended
	2022	2021
Cash flows from operating activities:
Net income:	$3,529	$4,518
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	193	855
Share based payment expense	190	61
Gain on forgiveness of loan	-	(1,994)
(Gain) loss on foreign exchange rates	(164)	80
Deferred income taxes	(1,063)	599
Bad debt expense	174	168
Changes in operating assets and liabilities:
Accounts receivable	(747)	(1,961)
Prepaid expenses and other current assets	(98)	16
Right of use assets-operating	500	375
Other assets	(227)	(6)
Due to models	398	1,753
Lease liabilities-operating	(470)	(326)
Contract liabilities	(211)	481
Accounts payable and accrued liabilities	515	917
Net cash provided by operating activities	2,519	5,536

Cash flows from investing activities:
Purchases of property and equipment	(268)	(19)
Net cash used in investing activities	(268)	(19)

Cash flows from financing activities:
Shareholder short swing profit disgorgement	-	32
Payments on finance leases	(62)	(76)
Repayment of term loan	-	(743)
Net cash used in financing activities	(62)	(787)

Foreign currency effect on cash flows:	(442)	(35)

Net change in cash and cash equivalents:	1,747	4,695
Cash and cash equivalents, beginning of year	10,251	5,556
Cash and cash equivalents, end of year	$11,998	$10,251

Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$23
Cash paid for income taxes	$268	$198

Noncash investing and financing activities
Gain on forgiveness of loan	$-	1,994

Non-GAAP Financial Measures

Gross Billings, EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA represent measures of financial performance that are not calculated and presented in accordance with U.S. generally accepted accounting principles (“non-GAAP financial measures”). The Company considers Gross Billings, EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA to be important measures of performance because they:

  are key operating metrics of the Company's business;
  are used by management in its planning and budgeting processes and to monitor and evaluate its financial and operating results; and
  provide stockholders and potential investors with a means to evaluate the Company's financial and operating results against other companies within the Company's industry.

The Company's calculation of non-GAAP financial measures may not be consistent with similar calculations by other companies in the Company's industry. The Company calculates Gross Billings as the gross amount billed to customers on behalf of its models and talent for services performed. The Company calculates EBITDA as net income plus interest expense, income tax expense, and depreciation and amortization expense. The Company calculates “Adjusted EBITDA” as EBITDA plus foreign exchange gain/loss, share-based payment expense and certain significant non-recurring items that the Company may include from time to time. For 2021, these non-recurring items represented gain on forgiveness of PPP loans, employee retention payroll tax credit, and cybersecurity incident expenses. The Company calculates “Pre-Corporate EBITDA” as Adjusted EBITDA plus corporate overhead expense, which includes director compensation, securities laws compliance costs, audit and professional fees, and other public company costs.

Non-GAAP financial measures should not be considered as alternatives to net and operating income as an indicator of the Company's operating performance or cash flows from operating activities as a measure of liquidity or any other measure of performance derived in accordance with generally accepted accounting principles.

Form 10-K Filing

Additional information concerning the Company's results of operations and financial position is included in the Company's Form 10-K for the fiscal year ended December 31, 2022 filed with the Securities and Exchange Commission on March 22, 2023.

Forward-Looking Statements

This press release contains certain “forward-looking” statements as such term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relating to the Company are based on the beliefs of the Company’s management as well as information currently available to the Company’s management. When used in this report, the words “anticipate,” “believe,” “estimate,” “expect” and “intend” and words or phrases of similar import, as they relate to the Company or Company management, are intended to identify forward-looking statements. Such forward-looking statements may include projections about the Company’s future results, statements about its plans, strategies, business prospects, changes and trends in its business and the markets in which it operates. Additionally, statements concerning future matters such as gross billing levels, revenue levels, expense levels, and other statements regarding matters that are not historical are forward-looking statements. Management cautions that these forward-looking statements relate to future events or the Company’s future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance, or achievements of its business or its industry to be materially different from those expressed or implied by any forward-looking statements. Should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. The Company does not undertake any obligation to publicly update these forward-looking statements. As a result, no person should place undue reliance on these forward-looking statements.

About Wilhelmina International, Inc. (www.wilhelmina.com):

Wilhelmina, together with its subsidiaries, is an international full-service fashion model and talent management service, specializing in the representation and management of leading models, celebrities, artists, photographers, athletes, and content creators. Established in 1967 by fashion model Wilhelmina Cooper, Wilhelmina is one of the oldest and largest fashion model management companies in the world. Wilhelmina is publicly traded on Nasdaq under the symbol WHLM.  Wilhelmina is headquartered in New York and, since its founding, has grown to include operations in Los Angeles, Miami, and London. Wilhelmina also owns Aperture, a talent and commercial agency located in New York and Los Angeles. For more information, please visit www.wilhelmina.com and follow @WilhelminaModels.

CONTACT:	Investor Relations
Wilhelmina International, Inc.
214-661-7488
ir@wilhelmina.com